Exhibit 99.1

N E W S  R E L E A S E

For Immediate Release

Contact:	HemaCare Corporation
Robert S. Chilton, Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com

RELEASE DATE:  May 12, 2006

 HEMACARE REPORTS FIRST QUARTER 2006 RESULTS

LOS ANGELES - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today reported first quarter 2006 results, with the highest level of first quarter revenue in the Company’s history and its tenth consecutive profitable quarter.  Revenue for the quarter increased $1,104,000, or 15.6%, to $8,187,000 compared with $7,083,000 reported for the same period in 2005. Before the first quarter adoption of Statement of Financial Accounting Standards No 123R (“SFAS 123R”), pro forma net income was $394,000, compared to $276,000 reported for the same quarter of 2005, representing a $118,000 increase, or 42.8%. On a reported basis, the Company’s net income decreased 69.2% to $85,000, or $0.01 earnings per share basic and diluted, compared to $276,000, or $0.03 earnings per share basic and diluted, reported in the first quarter of 2005.  This decrease is the result of non-cash share-based compensation expense of $309,000 relating to the adoption of SFAS 123R.  It is expected that this expense will represent approximately 75% of the total shared-based compensation expense for all of 2006.

Revenue growth was driven by a $748,000, or 13.3%, increase in blood product sales, primarily in California.  In addition, blood services revenue grew $356,000, or 24.3%, compared to the first quarter of 2005, the highest level since the fourth quarter of 2004.  Higher procedure volumes led to the services revenue growth.

Gross profit for the first quarter of 2006 increased 12.5% to $1,648,000 compared to $1,465,000 for the same period in 2005.  Higher blood services procedure volumes and an increase in the gross profit margin of the Company’s blood services segment drove the growth in gross profit.  Blood products gross profit decreased 1.4% due to lower sales volumes in the Company’s Maine operations, increases in regulatory staffing expenses, and an increase in supply costs.

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21101 Oxnard Street, Woodland Hills, CA  91367     •      Phone 818.226.1968     •      Fax 818.251.5300

“The year has started well for HemaCare,” stated Judi Irving, President and Chief Executive Officer of HemaCare.  “We continue to see improvement in blood services operations, top line growth in blood products and customer interest in research products.  New leadership in Maine, and our renewed focus on donor recruitment there, will address this underperforming operation.  The installation of our document control system is nearing completion, and work to implement our new financial system will begin in the second quarter of 2006.  We look forward to significant operating benefits from both of these systems.”

HemaCare will be holding an interactive investor conference call on Friday, May 12, 2006 at 1:00 PM (Eastern Daylight Time).  Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and CFO, will review the first quarter 2006 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare’s first quarter earnings conference call, conference number 8684580.  A recording will be available two hours following the call through midnight, May 19, 2006 that can be replayed by calling 800-642-1687, ID number 8684580.  A webcast of the conference call will also be available via our website (www.hemacare.com) after May 19, 2006.

ABOUT HEMACARE CORPORATION

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry in the U. S.  HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks.  The Company focuses on providing cost effective, high quality solutions to organizations with a need for blood-related products and services.

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.)  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions.  Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.  Such risks and uncertainties include, without limitation the Company’s ability to continue or maintain the improvement in the revenues and margins of its blood products or blood services segment; its ability to continue to control general and administrative expenses as a percent of sales; the  need to successfully complete its operating plan to improve profits; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company’s dependence on reimbursement rates of third party providers; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company’s ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein.  The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

(Financial Table Follows)

HemaCare Corporation

Condensed Consolidated Data

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Statements of Income

Revenues	$8,187,000	$7,083,000

Gross Profit	$1,648,000	$1,465,000

General and administrative expenses	$1,547,000	$1,189,000

Income before income taxes	$101,000	$276,000

Provision for income taxes	$16,000	$—

Net income(1)	$85,000	$276,000

Basic earnings per share	$0.01	$0.03

Diluted earnings per share	$0.01	$0.03

Weighted average shares outstanding – basic	8,196,000	8,075,000

Weighted average shares outstanding – diluted	9,128,000	8,805,000

(1) Includes impact of Company’s adoption of SFAS 123R in the three month period ended March 31, 2006 of $309,000 in non-cash compensation expense, and the Company expects this amount will represent 75% of the total option expense for 2006.

	March 31, 2006	December 31, 2005
Balance Sheets

Assets
Cash and cash equivalents	$2,232,000	$2,612,000
Other current assets	5,278,000	5,097,000
Non-current assets	3,021,000	2,837,000
Total assets	$10,531,000	$10,546,000

Liabilities and Shareholders’ Equity
Current liabilities	$3,149,000	$3,551,000
Long-term liabilities	—	7,000
Shareholders’ equity	7,382,000	6,988,000
Total liabilities and shareholders’ equity	$10,531,000	$10,546,000

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